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                                                                   EXHIBIT 10.13


                            THIRD AMENDMENT TO SECOND
                       AMENDED AND RESTATED LOAN AGREEMENT


         This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (the "Third Amendment") dated August 18, 1998 is by and between VENUS EXPLORATION, INC., a Delaware corporation, formerly known as XPLOR CORPORATION, a Delaware corporation (the "Borrower") and WELLS FARGO BANK (TEXAS), N.A., a national banking association (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, Bank and Borrower entered into that certain Second Amended and Restated Loan Agreement dated December 22, 1997 (the "Loan Agreement"), pursuant to which Borrower obtained a credit facility in the amount of up to the lesser of the Borrowing Base (as defined in the Loan Agreement) or the Commitment (as defined in the Loan Agreement); and

         WHEREAS, Bank and Borrower entered into that certain First Amendment to Second Amended and Restated Loan Agreement dated May 19, 1998 (the "First Amendment") in order to modify certain terms of the Loan Agreement to, among other things, establish the current Borrowing Base and modify certain financial covenants; and

         WHEREAS, Bank and Borrower entered into that certain Second Amendment to Second Amended and Restated Loan Agreement dated July 8, 1998 (the "Second Amendment") in order to modify certain terms of the Loan Agreement to, among other things, further modify the Borrowing Base; and

         WHEREAS, Bank and Borrower now desire to further amend that Loan Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Except as otherwise provided, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Loan Agreement.

         2. Borrowing Base. Section 2.2(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(b) After receipt of all of the information required by
            Section 2.2(a), Bank may redetermine the amount of the Borrowing Base in accordance with the customary practices of Bank for oil and gas loans to be effective as of April 1 and October 1 of such year. In connection with the initial Redetermination of the Borrowing Base as


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            set forth herein, Borrower agrees to pay to Bank an Engineering Fee in the amount of $2,500. Thereafter, upon each subsequent delivery to Bank of the information required by 2.2(a), Borrower shall pay to Bank an Engineering Fee in the amount of $2,500. Until the next determination of the amount of the Borrowing Base by Bank on or about October 1, 1998, the amount of the Borrowing Base shall be deemed to be $5,240,000. Until each new determination of Borrowing Base is made by Bank, the amount of the Borrowing Base shall be deemed to be the Borrowing Base last deemed or calculated, as the case may be. In addition to the foregoing, Bank or Borrower may initiate a redetermination of the Borrowing Base at any other time as it so elects, provided, however, that Borrower may initiate only two (2) such unscheduled redeterminations during any consecutive twelve (12) month period by specifying in writing to Bank the date on which Borrower will furnish the information required by Section 2.2(a) and the date on which it desires such redetermination to occur. Bank shall have at least forty-five (45) days after the delivery of the information required by Section 2.2(a) to make any unscheduled redetermination of the Borrowing Base requested by Borrower. Bank may, at any time and at its expense, initiate an unscheduled redetermination of the Borrowing Base by specifying in writing to Borrower the date by which Borrower is to furnish the information required by Section 2.2(a) (excluding the information required by Section 2.2(a)(i) and the projected date on which such redetermination is to occur. Failure of Borrower to timely furnish such information required by Section 2.2(a) shall not preclude Bank's right to redetermine the Borrowing Base based on information previously furnished to Bank. Bank shall promptly notify Borrower in writing of the new Borrowing Base. Any redetermination of the Borrowing Base shall not be effective until written notice is sent to Borrower."

         3. Interest Rate. Section 2.4(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(a) Each Prime Rate Advance shall bear interest on the unpaid principal amount thereof until payment in full at a rate equal to the sum of the Prime Rate plus one percent (1%) , but in no event to exceed the Highest Lawful Rate. Any change in the interest rate accruing on an Advance resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall occur. For the period from August 19, 1998 through September 30, 1998, Borrower may not elect to have any Advance accrue interest at a rate using LIBOR. Thereafter, and as long as no Event of Default or Potential Default has occurred or is continuing, each LIBOR Advance shall bear interest on the unpaid principal amount thereof until payment in full at the Effective LIBOR Rate, but in no event to exceed the Highest Lawful Rate."


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         4. Equity Offering. A new Section 6.34 is hereby added to the Loan
Agreement as follows:

                  "6.34 Equity Offering. On or before September 30, 1998,
            Borrower shall have completed the closing and funding of the issuance, in accordance with all applicable securities and other Laws, of an amount of the common stock of Borrower which results in net proceeds to Borrower (after deducting all costs and expenses associated therewith, including, without limitation, all underwriting fees, printing costs, placement fees and expenses, accountants, attorneys and other professional fees) of at least $3,000,000, upon terms and conditions which are approved, in advance, by Bank and provided that the net proceeds thereof shall be used by Borrower to redevelop, recomplete and workover any of the existing Oil and Gas Properties of Borrower which are part of the Collateral and for other general working capital purposes."

         5. Ratifications. The terms and provisions as set forth in this Third Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement, and except as expressly modified and superseded by this Third Amendment, the terms of the Note and any and all other Loan Documents executed in connection therewith or hereunto are hereby ratified and confirmed and shall continue in full force and effect. Borrower and Bank agree that the Loan Agreement, as amended hereby, the Note and the other Loan Documents shall continue to be the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

         6. Representations and Warranties. Borrower hereby represents and warrants to Bank that (i) the execution, delivery and performance of this Third Amendment, and the other documents to be executed and delivered as required hereby have been duly authorized by all requisite action on the part of Borrower; (ii) after giving effect to this Third Amendment, the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document executed in connection herewith or therewith are true, correct and complete on and as of the date hereof as though made on and as of the date hereof; and (iii) after giving effect to this Third Amendment, no Event of Default or Potential Default has occurred and is continuing.

         7. Covenant Deviation and Waiver. As of the date hereof, Borrower failed to observe or maintain compliance with the Current Ratio covenant set forth in Section 6.16 of the Loan Agreement and the Tangible Net Worth covenant set forth in Section 6.17 of the Loan Agreement. Borrower has requested, and Bank has approved, a deviation from such compliance with respect to for the aforementioned covenants for a period from the date hereof through September 30, 1998, at which time Borrower must be in compliance therewith. It is understood and agreed that Bank's consent to such deviation shall in no way act as a waiver of any covenants, restrictions, rights or remedies with respect to the Loan Agreement, but that such deviation shall apply only to the specific matter and instance set forth hereinabove.


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         8. Status of Claims. Borrower hereby represents and warrants to Bank that no facts, events, status or conditions presently exist which, either now or with the passage of time or the giving of notice or both, presently constitute or will constitute a basis for any claim or cause of action against Bank, or any defense to the payment of any of the Obligations. Borrower hereby releases, relinquishes and forever discharges Bank, its successors, assigns, agents, officers, directors, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which Borrower may have against Bank, its successors, assigns, agents, officers, directors, employees and representatives, arising out of or with respect to any and all transactions relating to the Loan Agreement, this Third Amendment, or any Loan Document, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Bank, its successors, assigns, agents, officers, directors, employees or representatives.

         9. Conditions Precedent to Effectiveness of Third Amendment. This Third Amendment shall become effective and be deemed effective upon receipt by Bank of the following:

            (i) counterparts of this Third Amendment duly executed by Borrower and Bank;

            (ii) a copy of resolutions approving this Third Amendment, and authorizing the transactions contemplated herein or therein duly adopted by the Executive Committee of the Board of Directors of Borrower, accompanied by a certificate of the duly authorized Secretary of Borrower, that such copy is a true and correct copy of resolutions duly adopted by the Executive Committee of the Board of Directors of Borrower, and that such resolutions constitute all the resolutions adopted with respect to such Third Amendment and the transactions contemplated herein, and have not been amended, modified or revoked in any respect and are in full force and effect as of the date hereof;

            (iii) there shall not have been, in the sole judgment of Bank, any material adverse change in the financial condition, business or operations of Borrower;

            (iv) payment by Borrower of the fees and expenses of counsel to Bank in connection with the preparation and negotiation of this Third Amendment and all documents and instruments contemplated hereby;

            (v) the execution and delivery by Borrower of a new Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement covering the interests of Borrower in the H. E. White #1 well located in Freestone County, Texas; and

            (vi) the execution and delivery by Borrower of such additional documents and instruments that Bank and its counsel may deem necessary to effectuate this Third Amendment or any document executed and delivered to Bank in connection herewith or therewith.


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         10. Execution Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         11. Governing Law. This Third Amendment shall be governed by and construed in accordance with the internal Laws of the State of Texas.

         12. Successors and Assigns. This Third Amendment is binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Bank.

         13. Headings. The headings, captions and arrangements used in this Third Amendment are for convenience only and shall not effect the interpretation of this Third Amendment.

         14. NO ORAL AGREEMENTS. THIS THIRD AMENDMENT, TAKEN TOGETHER WITH THE OTHER LOAN DOCUMENTS AND ALL SCHEDULES AND EXHIBITS THERETO, REPRESENTS THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         15. AGREEMENT FOR BINDING ARBITRATION. THE PARTIES AGREE TO BE BOUND BY THE TERMS AND PROVISIONS OF THE CURRENT ARBITRATION PROGRAM OF WELLS FARGO BANK (TEXAS), N.A., WHICH IS INCORPORATED BY REFERENCE HEREIN AND IS ACKNOWLEDGED AS RECEIVED BY THE PARTIES, PURSUANT TO WHICH ANY AND ALL DISPUTES SHALL BE RESOLVED BY MANDATORY BINDING ARBITRATION UPON THE REQUEST OF EITHER PARTY. "BORROWER"

                                VENUS EXPLORATION, INC.

                                By:
                                   -------------------------------------
                                Name:
                                     -----------------------------------
                                Title:
                                      ----------------------------------

                                "BANK"

                                WELLS FARGO BANK (TEXAS) N.A.

                                By:
                                   -------------------------------------
                                     Theodore M. Nowak
                                     Vice President



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